UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2016

     EMERGING CTA PORTFOLIO L.P.
 (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	000-53211 (Commission File Number)	04-3768983 (IRS Employer Identification No.)

c/o Ceres Managed Futures LLC
522 Fifth Avenue
New York, New York 10036
 (Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:        (855) 672-4468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.
Ceres Managed Futures LLC, the general partner of the Registrant (the “General Partner”), and the Registrant have entered into a management agreement dated as of October 1, 2016 (the “Management Agreement”) with Independent View BV, a corporation organized under the laws of the Netherlands (“Independent View”), pursuant to which Independent View shall manage the portion of the Registrant’s assets allocated to it.
The General Partner has initially selected Independent View’s IV Quantitative Futures Fund Program, a proprietary, systematic trading system, to manage the Registrant’s assets allocated to Independent View.  The IV Quantitative Futures Fund Program is entirely systematic and is made up of two sub-components. The first aims to capture trends as exhibited by price momentum effects in financial markets spanning all major asset classes. Market trends occur for fundamental economic reasons as well as a variety of behavioral reasons. Independent View’s program is designed to capture upward as well as downward price momentum effects on a variety of timescales, ranging from a couple of days to a few months. The second sub-component is comprised of Independent View’s volatility trading systems, which capture non-directional market phenomena and inefficiencies. Combining these two sub-components into one overall risk framework gives rise to a system that yields returns in multiple market environments that are relatively uncorrelated to traditional asset class returns.
The initial amount of leverage applied to the assets of the Registrant allocated to Independent View by the General Partner shall be no greater than 1.5 times the assets of the Registrant allocated to Independent View by the General Partner.  The General Partner, the Registrant and Independent View may agree in writing to change the amount of leverage applied to the assets of the Registrant allocated to Independent View by the General Partner from time to time.
Pursuant to the Management Agreement, the Registrant pays Independent View a monthly management fee equal to 1.25% per year of the month-end net assets allocated to Independent View.  Independent View also receives a quarterly incentive fee equal to 20% of new trading profits (as defined in the Management Agreement) earned by Independent View in each calendar quarter.
The Management Agreement expires on October 1, 2017.  If it is not terminated as of that date, it shall automatically renew for an additional one-year period and shall continue to renew for additional one-year periods until it is otherwise terminated pursuant to the terms of the Management Agreement.
The Management Agreement is filed herewith as Exhibit 10.13.
Item 1.02.  Termination of a Material Definitive Agreement.
Effective September 30, 2016, the General Partner, and the Registrant terminated the management agreement dated May 12, 2014 (the “Centurion Management Agreement”), with Centurion Investment Management, LLC (“Centurion”), pursuant to which Centurion managed the portion of the Registrant’s assets allocated to it.  The General Partner and the Registrant terminated the Centurion Management Agreement because Centurion is no longer trading on behalf of the Registrant.

Item 9.01  Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is filed herewith.

Exhibit No.	Description
10.13	Management Agreement dated as of October 1, 2016, by and among the Registrant, Ceres Managed Futures LLC and Independent View BV.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGING CTA PORTFOLIO L.P.

By:	Ceres Managed Futures LLC,
General Partner

By:	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date:  October 3, 2016